POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Jeffrey Bojar and Barbara A. Mery and any other responsible attorney or paralegal of Wilson Sonsini Goodrich & Rosati the undersigned’s true and lawful attorney-in-fact to:

1.

execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Gloo Holdings, Inc. (the “Company”), Form ID, Update Passphrase Acknowledgment, Form 144, Forms 3, 4 and 5 and amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and Form 144 and amendments thereto in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

2.

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such, Form ID, Update Passphrase Acknowledgment, Form 144, and Forms 3, 4 and 5 and amendments thereto and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

3.

serve as the undersigned’s “account administrator” pursuant to the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) of the U.S. Securities and Exchange Commission, which role includes (i) appointing, removing, and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying, and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T.

4.

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact, agents, and account administrators shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming (i) any of the undersigned’s responsibilities to comply with the Securities Exchange Act of 1934 (as amended) (the “Exchange Act”), (ii) any liability of the undersigned for failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the earlier to occur of the following: (i) the date on which the undersigned is no longer required to file Form ID, Update Passphrase Acknowledgment, Form 144, Forms 3, 4 and 5 and amendments thereto with respect to the undersigned’s holdings of and transactions in securities issued by Gloo Holdings, Inc.; (ii) the date on which the applicable account administrator is removed as an account administrator on the undersigned’s EDGAR account; or (iii) the date on which this Limited Power of Attorney is revoked by the undersigned in a writing delivered to the applicable foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of 10/16/25.

Signature:

/s/ Derek Green

Name:

Derek Green